Exhibit 10.2

Irrevocable Proxy

The undersigned (“Requesting Person”) hereby irrevocably appoints and constitutes the Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer (individually, a “Proxyholder,” and collectively, the “Proxyholders”) of AutoWeb, Inc, a Delaware corporation (“Company”), and each of them individually, the agents, attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to all Exemption Shares (as defined in that certain Tax Benefit Preservation Plan Exemption Agreement dated as of May 12, 2021 among the Company and the Requesting Persons (“Plan Exemption Agreement”)) Beneficially Owned (as such term is defined in the Plan Exemption Agreement) by the Requesting Persons (including any Exemption Shares acquired by any Requesting Person on or after the date hereof and before the date this proxy terminates) to vote the Exemption Shares as follows: the Proxyholders named above, or each of them individually, are empowered at any time before termination of this proxy to exercise all voting rights of the undersigned at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, and in any action by written consent of the stockholders of the Company, in the same proportion (for or against) as the shares of Common Stock actually voted for or against such matter by the stockholders of the Company other than the Requesting Persons and their respective Affiliates or Associates.

The proxy hereby granted by the Requesting Persons to the Proxyholders is granted as of the date of this Irrevocable Proxy in order to secure the obligations of the Requesting Persons set forth in Article III of the Plan Exemption Agreement and is irrevocable in accordance with subdivision (e) of Section 212 of the Delaware General Corporation Law.

This Irrevocable Proxy will terminate upon the termination of the Plan Exemption Agreement in accordance with its terms. The authority of a Proxyholder to continue to act as a Proxyholder under this Irrevocable Proxy will terminate if the Proxyholder ceases to be an officer or employee of the Company. This Irrevocable Proxy may not be transferred by any Proxyholder or assumed by any person without the express prior written consent of the undersigned. The Requesting Persons acknowledge that the foregoing provisions of this paragraph shall not preclude or require the Requesting Persons’ consent for the substitution or resubstitution of a new Proxyholder who is also an officer and/or employee of the Company.

Except as contemplated or permitted by the Plan Exemption Agreement, upon the execution hereof, all prior proxies given by the undersigned with respect to the Exemption Shares are hereby revoked and no subsequent proxies regarding the Exemption Shares will be given until such time as this Irrevocable Proxy shall be terminated in accordance with its terms. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Irrevocable Proxy is irrevocable (to the fullest extent permitted by law) and shall survive the insolvency, incapacity, death, liquidation or dissolution of the undersigned.

Dated: May 12, 2021

Global Value Investment Corp.

By: /s/ James P. Geygan
       JP Geygan
       Chief Operating Officer and Senior Vice President